Exhibit 10.8
AMENDMENT NUMBER ONE
to
LETTER OF INTENT (“LOI”)
DATED JULY 21, 2006
by and between
FAGEN, INC. (“FAGEN”)
and
BUFFALO RIDGE ENERGY, LLC (“OWNER”)
This Amendment Number One is entered into this 21st day of August, 2006, by and between Fagen, Inc., a Minnesota Corporation (“Fagen”) and Buffalo Ridge Energy, LLC, an Iowa Limited Liability Company (“Owner”).
Anything to the contrary contained in the LOI between the parties hereto, and in consideration of the mutual promises, covenants, and conditions contained in the LOI and contained herein, and for other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree that the terms and conditions of this Amendment Number One shall prevail.
     The parties hereto agree as follows:
     1. The first paragraph of the LOI is amended and replaced as follows:
          This letter of intent will confirm our discussions regarding the proposed terms and conditions under which Fagen, Inc. (“Fagen”) will enter into exclusive negotiations with Buffalo Ridge Energy, LLC (“Owner”) to implement the transaction described in Paragraph 1 below (the “Transaction”). (Fagen and Owner are referred to herein individually as a “Party” and collectively as the “Parties”). This letter, if executed and returned by you within thirty (30) days of the date hereof will constitute a letter of intent between us (the “Letter of Intent”).
     2. Section 5 of the LOI is deleted and replaced as follows:
          [Reserved].
The other provisions of the LOI shall remain unchanged and in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number One on the date set forth above.

FAGEN, INC.		BUFFALO RIDGE ENERGY, LLC

By	/s/Ron Fagen	By	/s/Greg Van Zanten

Roland “Ron” Fagen
Title:	President and CEO	Title	Chariman